UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2021

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Myrna Soto as Director

On May 25, 2021, the Board of Directors (the “Board”) of TriNet Group, Inc. (the “Company”) approved an increase in the size of the Board and appointed Myrna Soto as a director to fill the vacancy created by the increase, with effect on May 27, 2021. Ms. Soto will serve as a Class II Director, and as such will serve until the Company’s 2022 Annual General Meeting of Stockholders and until her successor is duly elected and qualified, or until her services cease sooner in the event of her earlier death, resignation, or removal. Effective May 27, 2021, the Board also appointed Ms. Soto to the Audit Committee of the Board.

There is no arrangement or understanding between Ms. Soto, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Soto was selected as a director, and there are no related party transactions involving Ms. Soto that are reportable under Item 404(a) of Regulation S-K. The Board determined that Ms. Soto is independent within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the New York Stock Exchange.

Ms. Soto will receive compensation for her service on the Board in accordance with the Board’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), as described in the definitive proxy statement for the Company’s 2021 Annual Meeting of Stockholders, filed with the SEC on April 14, 2021. Ms. Soto is expected to enter into the Company’s standard form of indemnification agreement.

A copy of the press release announcing Ms. Soto’s appointment to the Board is furnished as Exhibit 99.1 hereto.

(b) Resignation of Shawn Guertin as Director

On May 21, 2021, Shawn Guertin notified the Board of his intention to resign as a director of the Company, effective May 27, 2021, and as a result that Mr. Guertin will not be standing for re-election at the Company’s 2021 Annual Meeting of Stockholders. In connection with Mr. Guertin’s resignation, the Board approved a decrease in the size of the Board.

A copy of the press release announcing Mr. Guertin’s resignation from the Board is furnished as Exhibit 99.1 hereto.

Item 7.01 Regulation FD Disclosure

On May 26, 2021, the Company issued a press release announcing Ms. Soto’s appointment to the Board, as described in Item 5.02(d) to this Current Report on Form 8-K, and Mr. Guertin’s resignation from the Board, as described in Item 5.02(b) to this Current Report on Form 8-K. A copy of the press release, entitled “TriNet Announces Appointment of Veteran Board Member, Business Leader and Venture Capitalist, Myrna Soto to its Board of Directors” is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1*	Press Release, dated May 26, 2021, entitled "TriNet Announces Appointment of Veteran Board Member, Business Leader and Venture Capitalist, Myrna Soto to its Board of Directors"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Furnished herewith

INDEX TO EXHIBITS

Exhibit Number	Description
99.1*	Press Release, dated May 26, 2021, entitled "TriNet Announces Appointment of Veteran Board Member, Business Leader and Venture Capitalist, Myrna Soto to its Board of Directors"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	May 26, 2021	By:	/s/ Samantha Wellington
Samantha Wellington
Senior Vice President, Chief Legal Officer and Secretary